Exhibit 99.1

Deloitte & Touche LLP
250 East 5th Street Suite 1900 Cincinnati, OH 45202-5109 USA Tel: +1 513 784 7100 Fax: +1 513 784 7204 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Television Food Network, G.P.:

We have audited the accompanying balance sheet of Television Food Network, G.P. (“Food Network” – a subsidiary of The E.W. Scripps Company) as of December 31, 2007, and the related statements of income and comprehensive income, cash flows, and partners’ equity for the year then ended. These financial statements are the responsibility of the Food Network’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Food Network is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Food Network’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Food Network at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

March 11, 2008

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